UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Effective November 19, 2008, the Board of Directors of Century Casinos, Inc. (“Century”) adopted a Deferred Compensation and Stock Option Plan (the “Plan”). The Plan allows Participants to defer receipt of all or a portion of their compensation through April 30, 2009. The minimum total deferred compensation must be $3,000. Participants will receive the deferred compensation, plus 7.0%, on July 30, 2009. In addition, Participants will be granted stock options equivalent to the amount of compensation deferred divided by the NASDAQ closing price of Century’s stock on the day the Participant elects to enter the Plan. Such stock options will be issued in accordance with Century’s 2005 Equity Incentive Plan.

Certain of Century's directors and named executive officers intend to participate in the Plan. The following named executive officers have elected to defer compensation in the following amounts:

Named Executive Officer	Amount Deferred
Erwin Haitzmann	$120,000
Peter Hoetzinger	$120,000
Larry Hannappel	$ 30,000
Ray Sienko	$ 4,300

The Plan is intended to be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

This summary of the terms of the Plan is qualified in its entirety by the text of the Plan, a copy of which is attached to this Form 8-K as exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1	Deferred Compensation Agreement (Form)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: November 21, 2008	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer